Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form F-3 of Fitell Corporation of our report dated November 15, 2024, relating to our audit of the financial statements of the Fitell Corporation for the year ended June 30, 2024, and of our report dated January 10, 2025, relating to the audit of the financial statements of Fitell Corporation for the year ended June 30, 2023.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

January 10, 2025